Exhibit 99.1
Monster Worldwide Reports Fourth Quarter and Full Year 2008 Results
Diluted Earnings Per Share from Continuing Operations of $0.24 on Total Revenue of $291 Million
Non-GAAP Diluted Earnings Per Share from Continuing Operations of $0.27, Excluding $0.03 Loss from ChinaHR
Operating Expenses at $248 Million; Non-GAAP Operating Expenses, Excluding ChinaHR, Decline to $235 Million
Net Cash and Securities of $259 Million, Reflecting Acquisition of ChinaHR and Payment to Settle Stock Option Litigation
Complete Re-Design of Sites Provides Industry Leading Capabilities for Seekers and Employers
New York, January 29, 2009— Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the fourth quarter and full year ended December 31, 2008.
Fourth Quarter Results
GAAP
Total revenue was $291 million, a 16% decline, compared with $348 million in the comparable quarter of 2007, as the weakening global economy significantly impacted hiring demand. Monster generated 44% of its revenue outside the United States and total revenue was negatively impacted by $19 million from unfavorable foreign exchange rates.
Consolidated operating expenses were $248 million, and income from continuing operations was $29 million, or $0.24 per diluted share, compared to $46 million, or $0.36 per diluted share, in the comparable 2007 period. Foreign exchange rates negatively impacted consolidated operating income by approximately $6 million, or $0.03 per diluted share.

PRO FORMA ADJUSTMENTS
Income from continuing operations for the three months ended December 31, 2008 includes pre-tax pro forma adjustments that include: $3.2 million of expenses associated with the Company’s restructuring plan; $3.3 million of legal fees, primarily related to the Company’s obligation to indemnify former officers for their defense in connection with the ongoing litigation related to historical stock option grant practices; and a $2.2 million reduction to total revenue due to the purchase accounting for ChinaHR. Offsetting these adjustments were $10.0 million of reimbursements from former Company officers related to the stock option settlement announced on July 31, 2008. As a result, the Company recorded a pre-tax pro forma benefit to income of $1.3 million. These pro forma adjustments are described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the GAAP measure in the accompanying tables.
CHINAHR
On October 8, 2008, Monster completed the acquisition of ChinaHR, which is consolidated in the Company’s quarterly financial results, and is included as a component of the Careers — International operating segment. Monster has recorded a $2.2 million purchase accounting adjustment to reduce revenue, which is reflected as a pro forma adjustment in reconciling the Company’s non-GAAP results. For the fourth quarter of 2008, ChinaHR generated $11.1 million of non-GAAP revenue and posted an after-tax loss of $3.7 million, or a $0.03 loss per diluted share.
SEGMENTS
Careers non-GAAP revenue declined 18% to $260 million compared with last year’s fourth quarter. Careers — International non-GAAP revenue was $125 million, a 13% decline over the prior year period, or an 8% decline excluding currency and the contribution from ChinaHR. Careers — North America revenue was $135 million, compared with $174 million in the prior year period. Internet Advertising & Fees revenue grew 6% to $33 million over last year’s fourth quarter.

NON-GAAP
Excluding the pro forma adjustments and the financial results of ChinaHR, the Company generated revenue of $282 million and $235 million of operating expenses, representing the lowest quarterly expense level since the fourth quarter of 2006. In last year’s fourth quarter, revenue was $348 million and operating expenses were $272 million. Income from continuing operations was $32 million, or $0.27 per diluted share, compared to $53 million, or $0.42 per diluted share, in the prior year.
LIQUIDITY & BALANCE SHEET
Monster ended 2008 with total available liquidity of $512 million. As of year-end, the Company had cash and marketable securities of $314 million and $198 million available to borrow under its credit facilities, providing significant financial liquidity.
During the quarter, the Company paid approximately $36 million, which was previously accrued, to settle certain litigation related to historical stock option practices. Prior to this one-time payment, the Company generated $21 million from operating activities, compared to $64 million generated in the prior year period.
During the fourth quarter Monster deployed its capital in a number of strategic areas. In October 2008, the Company purchased the remaining 55% interest in ChinaHR for $174 million. The Company also had net repayments of $193 million under its existing credit facilities. Capital expenditures were $22 million, reflecting the Company’s strategic investments in technology and infrastructure. Approximately $90 million of auction rate securities are classified as a long-term asset on the consolidated balance sheet, and are included in the cash and securities balance as of December 31, 2008. As a result, the Company ended the quarter with net cash and securities of $259 million, after accounting for $55 million of total debt.
The Company did not repurchase shares during the fourth quarter under its stock repurchase program. Monster Worldwide’s deferred revenue balance at December 31, 2008 was $414 million, reflecting global economic weakness, compared with last year’s fourth quarter balance of $524 million, and $412 million reported for the third quarter of 2008.

Sal Iannuzzi, chairman, president and chief executive officer of Monster Worldwide, said, “During the quarter we operated in a sharply deepening economic recession that significantly impacted demand worldwide for online recruitment services. As the quarter progressed, we took swift and decisive action to reduce operating expenses without compromising our strategic investments.”
In commenting on the new seeker experience, Mr. Iannuzzi said, “We are extremely proud that we successfully delivered on our commitment to provide industry leading products to our global customers and millions of job seekers. On January 10, 2009, we unveiled a new seeker experience across 24 countries, an unprecedented feat in our industry. Seekers are now experiencing a personal, relevant and engaging site that provides valuable tools to help them find the right job and manage their career goals.”
GAAP Full Year Results
Monster Worldwide reported total revenue of $1.34 billion for the year ended December 31, 2008, a 1% increase compared to $1.32 billion in the comparable period last year. Careers revenue was $1.21 billion compared with $1.20 billion in the 2007 period. Internet Advertising & Fees reported revenue of $130 million, a slight increase over the prior year period. The Company reported income from continuing operations of $114 million, or $0.94 per diluted share, compared to $150 million or $1.15 per diluted share in the prior year period.
Mr. Iannuzzi concluded, “The quarter continued a year of many accomplishments as we made significant strides towards the transformation to the ‘new’ Monster. In addition to our successful product launch on January 10th, we rebuilt our technology platform, expanded our sales coverage and extended our global presence in key international markets. These achievements were all accomplished while we significantly reduced our cost base in an extremely challenging operating environment. We are fortunate to enter 2009 with a strong net cash position and a solid, liquid balance sheet to support our business plan and growth initiatives. We are carefully monitoring our customers’ needs and are in an excellent position to take appropriate action in response to the evolving global economy. Our strong fundamentals, now augmented by these new products, position us well to gain market share during an economic recovery.”

Supplemental Financial Information
The Company has made available certain supplemental financial information, in a separate document that can be accessed directly at http://corporate.monster.com/Q408.pdf or through the Company’s Investor Relations website at http://ir.monster.com.
Conference Call Information
Fourth quarter 2008 results will be discussed on Monster Worldwide’s quarterly conference call taking place on January 29, 2009 at 5:00 PM EST. To join the conference call, please dial (888) 551-5973 at 4:50 PM EST and reference conference ID# 81751364. For those outside the United States, please dial (706) 643-3467 and reference the same conference ID#. The call will begin promptly at 5:00 PM EST. Individuals can also access Monster Worldwide’s quarterly conference call online through the Investor Relations section of the Company’s website at http://ir.monster.com. For a replay of the call, please dial (800) 642-1687 or outside the United States dial (706) 645-9291 and reference ID #81751364. This number is valid until midnight on February 5, 2009.
Contacts
Investors: Robert Jones, (212) 351-7032, Robert.Jones@monsterworldwide.com
Media: Steve Sylven, (978) 461-8503, Steve.Sylven@monster.com
About Monster Worldwide
Monster Worldwide, Inc. (NYSE: MWW), parent company of Monster(R), the premier global online employment solution for more than a decade, strives to inspire people to improve their lives. With a local presence in key markets in North America, Europe, Asia and Latin America, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 index. To learn more about Monster’s industry-leading products and services, visit www.monster.com.

Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.
Non-GAAP revenue, operating expenses, operating income, operating margin, income from continuing operations and diluted earnings per share all exclude certain pro forma adjustments including: costs associated with the Company’s historical stock option grant practices, related litigation and potential fines or settlements; severance costs for former executive officers incurred in the second quarter of 2007; costs related to the measures taken by the Company in response to a security breach in August 2007; the strategic restructuring actions initiated in the third quarter of 2007; and the fair value adjustment to deferred revenue in connection with the acquisition of ChinaHR. Additionally, the Company is presenting its non-GAAP consolidated results, both inclusive and exclusive of the fourth quarter ChinaHR results (utilizing a 25% effective tax rate, which is the statutory rate in China). The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
Operating income before depreciation and amortization (“OIBDA”) is defined as income from operations before depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash costs incurred in connection with the Company’s restructuring program. The Company considers OIBDA to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash restructuring costs from period to period, which the Company believes is useful to management and investors in evaluating its operating performance. OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.
Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities is defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. The Company considers net cash and securities to be an important measure of liquidity and an indicator of its ability to meet its ongoing obligations. The Company also uses net cash and securities, among other measures, in evaluating its choices for capital deployment. Net cash and securities presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.
Special Note: Except for historical information contained herein, the statements made in this release, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, ongoing costs associated with the Company’s historical stock option grant practices, costs associated with the restructuring and security breach, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Revenue	$290,672	$347,847	$1,343,627	$1,323,804

Salaries and related	130,435	131,394	543,268	524,653
Office and general	61,608	68,754	282,699	268,843
Marketing and promotion	52,684	76,818	291,198	294,479
Provision for legal settlements, net	—	—	40,100	—
Restructuring and other special charges	3,156	5,442	16,407	16,597

Total operating expenses	247,883	282,408	1,173,672	1,104,572

Operating income	42,789	65,439	169,955	219,232

Interest and other, net	1,560	6,799	17,283	25,622

Income from continuing operations before income taxes and equity interests	44,349	72,238	187,238	244,854

Income taxes	14,880	25,310	64,910	86,461
Loss in equity interests, net	(339)	(838)	(7,839)	(8,298)

Income from continuing operations	29,130	46,090	114,489	150,095

Income (loss) from discontinued operations, net of tax	(536)	(1,090)	10,304	(3,696)

Net income	$28,594	$45,000	$124,793	$146,399

Basic earnings per share:

Income from continuing operations	$0.25	$0.37	$0.95	$1.17
Income (loss) from discontinued operations, net of tax	—	(0.01)	0.09	(0.03)

Basic earnings per share*	$0.24	$0.36	$1.04	$1.14

Diluted earnings per share:

Income from continuing operations	$0.24	$0.36	$0.94	$1.15
Income (loss) from discontinued operations, net of tax	—	(0.01)	0.09	(0.03)

Diluted earnings per share*	$0.24	$0.36	$1.03	$1.12

*Earnings per share may not add in certain periods due to rounding.

Weighted average shares outstanding:

Basic	118,601	125,504	120,557	128,785

Diluted	119,380	126,704	121,167	130,755

Operating income before depreciation and amortization:

Operating income	$42,789	$65,439	$169,955	$219,232
Depreciation and amortization of intangibles	17,517	12,046	58,020	43,908
Amortization of stock based compensation	7,224	3,728	28,692	28,181
Restructuring non-cash expenses	924	1,263	4,857	1,330

Operating income before depreciation and amortization	$68,454	$82,476	$261,524	$292,651

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2008	2007
Cash flows provided by operating activities:
Net income	$124,793	$146,399

Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	(10,304)	3,696
Depreciation and amortization of intangibles	58,020	43,908
Provision for legal settlements, net	40,100	—
Payments for legal settlements, net	(29,887)	—
Provision for doubtful accounts	16,231	12,906
Non-cash compensation	29,853	28,181
Deferred income taxes	7,430	(5,459)
Loss (gain) on disposal of assets	238	(571)
Loss in equity interests and other	11,534	8,298
Changes in assets and liabilities, net of business combinations:
Accounts receivable	112,520	(67,778)
Prepaid and other	23,168	(24,977)
Deferred revenue	(118,299)	80,186
Accounts payable, accrued liabilities and other	(32,714)	51,840
Net cash used for operating activities of discontinued operations	(6,849)	(7,450)

Total adjustments	101,041	122,780

Net cash provided by operating activities	225,834	269,179

Cash flows (used for) provided by investing activities:
Capital expenditures	(93,627)	(63,800)
Payments for acquisitions and intangible assets, net of cash acquired	(292,836)	(2,549)
Purchase of marketable securities	(183,932)	(1,424,861)
Sales and maturities of marketable securities	539,286	1,514,051
Cash funded to equity investee	(6,402)	(10,000)
Dividends received from equity investee	1,011	—
Net cash used for investing activities of discontinued operations	—	(255)

Net cash (used for) provided by investing activities	(36,500)	12,586

Cash flows (used for) provided by financing activities:
Proceeds from borrowings on credit facilities short-term	251,971	—
Payments for borrowings on credit facilities short-term	(197,893)	—
Repurchase of common stock	(128,165)	(262,495)
Proceeds from exercise of employee stock options	1,461	54,890
Excess tax benefits from equity compensation plans	1,003	13,799
Payments on debt obligations	(171)	(100)
Payments on acquisition debt	—	(23,362)

Net cash used for financing activities	(71,794)	(217,268)

Effects of exchange rates on cash	(25,024)	6,567

Net increase in cash and cash equivalents	92,516	71,064
Cash and cash equivalents, beginning of period	129,744	58,680

Cash and cash equivalents, end of period	$222,260	$129,744

Free cash flow:

Net cash provided by operating activities	$225,834	$269,179
Less: Capital expenditures	(93,627)	(63,800)

Free cash flow	$132,207	$205,379

MONSTER WORLDWIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2008	December 31, 2007
Assets:

Cash and cash equivalents	$222,260	$129,744
Available-for-sale securities, current	1,425	448,703
Accounts receivable, net	376,720	499,854
Available-for-sale securities, non — current	90,347	—
Property and equipment, net	161,282	123,397
Goodwill and intangibles, net	946,881	650,685
Other assets	117,675	210,696
Total assets of discontinued operations	—	14,731

Total assets	$1,916,590	$2,077,810

Liabilities and Stockholders’ equity:

Accounts payable, accrued expenses and other	$254,407	$304,146
Deferred revenue	414,312	524,331
Borrowings on credit facilities short-term	54,971	—
Non-current income taxes payable	119,951	111,108
Other liabilities	25,676	17,448
Total liabilities of discontinued operations	—	4,276

Total liabilities	869,317	961,309

Stockholders’ equity	1,047,273	1,116,501

Total liabilities and stockholders’ equity	$1,916,590	$2,077,810

MONSTER WORLDWIDE, INC.
UNAUDITED OPERATING SEGMENT INFORMATION
(in thousands)

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended December 31, 2008	North America	International	Fees	Expenses	Total

Revenue	$135,135	$122,796	$32,741		$290,672
Operating income	34,025	12,938	3,715	$(7,889)	42,789
OIBDA	44,138	23,833	6,293	(5,810)	68,454

Operating margin	25.2%	10.5%	11.3%		14.7%
OIBDA margin	32.7%	19.4%	19.2%		23.6%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended December 31, 2007	North America	International	Fees	Expenses	Total

Revenue	$173,577	$143,300	$30,970		$347,847
Operating income	52,950	24,753	1,383	$(13,647)	65,439
OIBDA	60,410	29,980	3,118	(11,032)	82,476

Operating margin	30.5%	17.3%	4.5%		18.8%
OIBDA margin	34.8%	20.9%	10.1%		23.7%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Year Ended December 31, 2008	North America	International	Fees	Expenses	Total

Revenue	$638,118	$575,182	$130,327		$1,343,627
Operating income	175,255	84,727	11,666	$(101,693)	169,955
OIBDA	211,892	119,916	22,018	(92,302)	261,524

Operating margin	27.5%	14.7%	9.0%		12.6%
OIBDA margin	33.2%	20.8%	16.9%		19.5%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Year Ended December 31, 2007	North America	International	Fees	Expenses	Total

Revenue	$707,384	$488,038	$128,382		$1,323,804
Operating income	224,862	52,113	16,611	$(74,354)	219,232
OIBDA	249,994	72,832	23,342	(53,517)	292,651

Operating margin	31.8%	10.7%	12.9%		16.6%
OIBDA margin	35.3%	14.9%	18.2%		22.1%

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS
(in thousands, except per share amounts)

	For the Three Months Ended December 31, 2008							For the Three Months Ended December 31, 2007
					ChinaHR		Monster
		Proforma		Consolidated	Non-GAAP		Proforma		Proforma
	As Reported	Adjustments		Non-GAAP	Proforma		Non-GAAP	As Reported	Adjustments		Non-GAAP

Revenue	$290,672	2,213	a	$292,885	$11,116		$281,769	$347,847	—		$347,847

Salaries and related	130,435	—		130,435	5,866		124,569	131,394	—		131,394
Office and general	61,608	6,682	b	68,290	4,136		64,154	68,754	(4,781	)b	63,973
Marketing and promotion	52,684	—		52,684	5,989		46,695	76,818	—		76,818
Provision for legal settlements, net	—	—		—	—		—	—	—		—
Restructuring and other special charges	3,156	(3,156	)d	—	—		—	5,442	(5,442	)d	—

Total operating expenses	247,883	3,526		251,409	15,991		235,418	282,408	(10,223)		272,185

Operating income	42,789	(1,313)		41,476	(4,875)		46,351	65,439	10,223		75,662
Operating margin	14.7%			14.2%			16.4%	18.8%			21.8%

Interest and other, net	1,560	—		1,560	(49)		1,609	6,799	—		6,799

Income from continuing operations before income taxes and equity interests	44,349	(1,313)		43,036	(4,924)		47,960	72,238	10,223		82,461

Income taxes	14,880	(441	)e	14,439	(1,231	)f	15,670	25,310	3,582	e	28,892
Losses in equity interests, net	(339)	—		(339)	—		(339)	(838)	—		(838)

Income from continuing operations	$29,130	$(872)		$28,258	$(3,693)		$31,951	$46,090	$6,641		$52,731

Diluted earnings per share from continuing operations *	$0.24	$(0.01)		$0.24	$(0.03)		$0.27	$0.36	$0.05		$0.42

Weighted average shares outstanding:
Diluted	119,380	119,380		119,380	119,380		119,380	126,704	126,704		126,704

	For the Year Ended December 31, 2008							For the Year Ended December 31, 2007
					ChinaHR		Monster
		Proforma		Consolidated	Non-GAAP		Proforma		Proforma
	As Reported	Adjustments		Non-GAAP	Proforma		Non-GAAP	As Reported	Adjustments		Non-GAAP

Revenue	$1,343,627	2,213	a	$1,345,840	11,116		$1,334,724	$1,323,804	—		$1,323,804

Salaries and related	543,268	93	b	543,361	5,866		537,495	524,653	(15,777	)b	508,876
Office and general	282,699	(4,976	)b	277,723	4,136		273,587	268,843	(28,198	)b	240,645
Marketing and promotion	291,198	—		291,198	5,989		285,209	294,479	—		294,479
Provision for legal settlements, net	40,100	(40,100	)c	—	—		—	—	—		—
Restructuring and other special charges	16,407	(16,407	)d	—	—		—	16,597	(16,597	)d	—

Total operating expenses	1,173,672	(61,390)		1,112,282	15,991		1,096,291	1,104,572	(60,572)		1,044,000

Operating income	169,955	63,603		233,558	(4,875)		238,433	219,232	60,572		279,804
Operating margin	12.6%			17.4%			17.9%	16.6%			21.1%

Interest and other, net	17,283	—		17,283	(49)		17,332	25,622	—		25,622

Income from continuing operations before income taxes and equity interests	187,238	63,603		250,841	(4,924)		255,765	244,854	60,572		305,426

Income taxes	64,910	22,049	e	86,959	(1,231	)f	88,190	86,461	21,389	e	107,850
Losses in equity interests, net	(7,839)	—		(7,839)	—		(7,839)	(8,298)	—		(8,298)

Income from continuing operations	$114,489	$41,554		$156,043	$(3,693)		$159,736	$150,095	$39,183		$189,278

Diluted earnings per share from continuing operations *	$0.94	$0.34		$1.29	$(0.03)		$1.32	$1.15	$0.30		$1.45

Weighted average shares outstanding:
Diluted	121,167	121,167		121,167	121,167		121,167	130,755	130,755		130,755
Note Regarding ProForma Adjustments:
The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.
ProForma adjustments consist of the following:
ChinaHR Non-GAAP adjustments are the current reported results for ChinaHR. The Monster Proforma Non-GAAP results are adjusted to exclude the ChinaHR results.

a	Deferred revenue fair value adjustment required under existing purchase accounting rules relating to our acquisition of China HR.

b
Costs associated with the ongoing investigation into the Company’s historical stock option granting practices, net of reimbursements, and costs associated with the remediation of a security breach related to the Company’s resume database in August 2007.

c	Provision for costs associated with the proposed legal settlements related to the stock option litigation, net of recoveries.

d
Restructuring related charges pertain to the strategic restructuring actions that the Company announced on July 30, 2007. These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, contract termination costs, relocation costs and professional fees.

e
Income tax adjustment is calculated using the effective tax rate of the reported period multiplied by the ProForma adjustment to income from continuing operations before income taxes and equity interest.

f	Income tax adjustment for ChinaHR is calculated using the statutory tax rate in China of 25%.

*	Diluted earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION
(in thousands)

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended December 31, 2008	North America	International	Fees	Expenses	Total

Revenue — GAAP	$135,135	$122,796	$32,741		$290,672
Proforma Adjustments	—	2,213	—		2,213

Revenue — Non GAAP	$135,135	$125,009	$32,741		$292,885

Operating income — GAAP	$34,025	$12,938	$3,715	$(7,889)	$42,789
Proforma Adjustments	289	4,773	30	(6,405)	(1,313)

Operating income — Non GAAP	$34,314	$17,711	$3,745	$(14,294)	$41,476

Operating margin — GAAP	25.2%	10.5%	11.3%		14.7%
Operating margin — Non GAAP	25.4%	14.2%	11.4%		14.2%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended December 31, 2007	North America	International	Fees	Expenses	Total

Revenue	$173,577	$143,300	$30,970		$347,847
Operating income — GAAP	$52,950	$24,753	$1,383	$(13,647)	$65,439
Proforma Adjustments	3,532	3,946	1,275	1,470	10,223

Operating income — Non GAAP	$56,482	$28,699	$2,658	$(12,177)	$75,662

Operating margin — GAAP	30.5%	17.3%	4.5%		18.8%
Operating margin — Non GAAP	32.5%	20.0%	8.6%		21.8%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Year Ended December 31, 2008	North America	International	Fees	Expenses	Total

Revenue — GAAP	$638,118	$575,182	$130,327		$1,343,627
Proforma Adjustments	—	2,213	—		2,213

Revenue — Non GAAP	$638,118	$577,395	$130,327		$1,345,840

Operating income — GAAP	$175,255	$84,727	$11,666	$(101,693)	$169,955
Proforma Adjustments	5,119	11,712	1,441	45,331	63,603

Operating income — Non GAAP	$180,374	$96,439	$13,107	$(56,362)	$233,558

Operating margin — GAAP	27.5%	14.7%	9.0%		12.6%
Operating margin — Non GAAP	28.3%	16.7%	10.1%		17.4%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Year Ended December 31, 2007	North America	International	Fees	Expenses	Total

Revenue	$707,384	$488,038	$128,382		$1,323,804
Operating income — GAAP	$224,862	$52,113	$16,611	$(74,354)	$219,232

Operating income — Non GAAP	$236,819	$62,304	$19,803	$(39,122)	$279,804

Operating margin — GAAP	31.8%	10.7%	12.9%		16.6%
Operating margin — Non GAAP	33.5%	12.8%	15.4%		21.1%